UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

GraphOn Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-21683 (Commission File No.)	13-3899021 (IRS Employer Identification No.)

5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062
(Address of principal executive offices)

Registrant’s telephone number:  (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On May 9, 2012, our board of directors appointed Robert Dixon to serve as our Interim Chief Financial Officer and Secretary, to be effective as of May 14, 2012.

Mr. Dixon, age 52, has served as our Controller since March 2000. Prior to joining our company, from September 1998 to February 2000, Mr. Dixon served as senior internal auditor for Johnson and Johnson, and from April 1996 to September 1998, he served in the consulting division of Moore Stephens, P.C., an international public accounting firm, as supervisor of audit technology. Prior to joining Moore Stephens, Mr. Dixon held various managerial and staff positions with leading companies in the oil and gas and financial services industries, including Hess Corporation and PricewaterhouseCoopers. Since June 2010, Mr. Dixon has served as a Director and Treasurer for Pacific Collegiate School, one of the nation’s top performing public charter high schools. From February 2005 to May 2010, Mr. Dixon served as a Trustee and Treasurer for Santa Cruz Montessori School, a private elementary school. Mr. Dixon is a graduate of the University of New Haven and is a Certified Public Accountant in the State of New Jersey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2012

GRAPHON CORPORATION

By:   /s/ Robert Dixon
Name:  Robert Dixon
Title:  Interim Chief Financial Officer